Numerex Corp. Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Seth Potter
646 277-1230

Exhibit 99.1                                                                                           Press Release

For Immediate Release

Numerex Reports Fourth Quarter and Full Year 2011 Financial Results

          25% Q4 Growth Drives M2M Subscription Base To 1.44 Million, Generating 19% increase in Q4 recurring revenues

ATLANTA, GA February 21, 2012—Numerex Corp (NASDAQ:NMRX), a leading provider of business services, technology, and products for the worldwide machine-to-machine (M2M) market, today announced financial results for its fourth quarter and full year ended December 31, 2011.

“Numerex solidified its position as a leader in the M2M industry with a strong performance in the fourth quarter and for the full year 2011,” stated Stratton Nicolaides, chairperson and CEO of Numerex. "Currently, we host nearly 1.5 million subscriptions, servicing and supporting over 50 vertical and sub-vertical markets, on our integrated cloud-based horizontal platforms. The Company's subscription base grew 25% in the fourth quarter compared to Q4 of 2010, reflecting increased activity in several markets. Accordingly, we have upwardly revised our subscription growth estimates to the 25% to 30% range for the full year 2012, as a result of the momentum created in the fourth quarter and robust activity experienced so far this year. We continue to reinforce our position as a leading Global M2M Managed Solutions Provider as we deliver 'M2M as a Service'.”

"The fourth quarter registered a strong finish as evidenced by the solid growth in our M2M subscription base and 19% increase in recurring revenues compared to the fourth quarter of 2010," continued Mr. Nicolaides.  “The Company anticipates strong operating leverage during 2012, due to the combination of the expected 18% to 23% growth in recurring revenues and continued cost controls resulting in improved profitability. Full year results for 2011 reflect a 25% decline in hardware revenues and related loss of margin contribution as well as $1.2 million in product-related charges that are not expected to re-occur in 2012."

Financial metrics for the fourth quarter of 2011 include:
($ millions, except per share and subscription data)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2011	2010	2011	2010
M2M recurring revenue	10.4	8.7	38.6	33.4
M2M embedded device and hardware revenue	4.5	5.9	18.6	23.3
Gross margin	46.0%	44.5%	44.9%	44.1%
GAAP net earnings/(loss)	0.7	(1.4)	1.9	(0.3)
Earnings per share (EPS)	0.05	(0.09)	0.12	(0.03)
Non-GAAP net earnings before non-cash & exceptional items	2.1	2.0	6.5	7.0
New subscriptions	93,000	69,000	268,000	234,000
Total subscriptions	1,438,000	1,171,000	1,438,000	1,171,000

-continued-
The Company’s Fourth Quarter Financial Highlights:

•
During the quarter ended December 31, 2011, the Company added 93,000 subscriptions, as compared to 80,000 subscriptions added in the third quarter 2011 and the 69,000 subscriptions added in the fourth quarter of 2010.

•
Reported M2M revenues of $14.9 million in the fourth quarter of 2011, compared to $14.7 million both in the third quarter 2011 and in the fourth quarter of 2010.  During the quarter ended December 31, 2011, the Company reported M2M recurring revenues of $10.4 million, as compared $9.8 million in the third quarter 2011 and $8.7 million during the fourth quarter of 2010, which computes to growth rates of 7% and 19% respectively.

•	Consolidated gross margin for the three months ended December 31, 2011 was 46.0% compared to 45.4% in the third quarter 2011 and 44.5% during the fourth quarter in 2010.

•	GAAP net earnings for the three months ended December 31, 2011 were $692,000 compared to $592,000 in the third quarter 2011 and a net loss of $1.4 million during the fourth quarter of 2010.

•
GAAP net earnings adjusting for the impact of non-cash stock option compensation expenses for the three months ended December 31, 2011 were $1.1 million compared to $1.0 million in the third quarter 2011 and a net loss of $1.2 million during the fourth quarter of 2010.

•
Non-GAAP net earnings before non-cash charges and litigation related legal fees was $2.1 million during the fourth quarter of 2011 compared to $1.9 million for the third quarter 2011 and $2.0 million for the three months ended December 31, 2010. A reconciliation of this measure to GAAP results has been provided in the financial table below and further discussion of this measure as compared to GAAP is included elsewhere in the press release.

The Company’s Fiscal Year 2011 Financial Highlights:

•
Added 268,000 new subscriptions in 2011 compared to 234,000 new subscriptions in 2010.  173,000 of the 268,000 annual additions took place in the second half of 2011. Subscriptions grew by 23% to 1,438,000 recorded at the end of 2011 compared to 1,171,000 recorded at the end of 2010.

•
Reported M2M revenues of $57.2 million in the full year of 2011, compared to $56.7 million in 2010.  During the year ended December 31, 2011, the Company reported M2M recurring revenues of $38.6 million, an increase of 16% from $33.4 million during 2010.

•	Consolidated gross margin for the year ended December 31, 2011 was 44.9% compared to 44.1% during the 2010.

•
GAAP net earnings for the full year ended December 31, 2011 were $1.9 million compared to a loss of $381,000 in 2010. 2011 reflects $1.2 million in product related charges that are not expected to reoccur in 2012.

•	GAAP net earnings adjusting for the impact of non-cash stock option compensation expenses were $3.1 million for the year ended December 31, 2011 compared to $557,000 in 2010.

•
Non-GAAP net earnings before non-cash charges and litigation related legal fees were $6.5 million during the full year of 2011 compared to $7.0 million during 2010. A reconciliation of this measure to GAAP results has been provided in the financial table below.

•	Numerex ended 2011 with cash and cash equivalents of $9.5 million and long-term debt of $4.5 million.

-continued-

The Company’s Operational Highlights Include:

•
Launched Numerex FAST 3.0, the company’s cloud-based M2M platform that includes the following three service delivery options, which can be accessed independently or as a fully integrated solution: Network as a Service (NaaS), Platform as a Service (PaaS) and Software as a Service (SaaS).

•
Announced a new satellite-based asset monitoring solution, which enables value added resellers to provide secure, configurable asset visibility to their customers seeking to monitor liquid tanks and doors.

•
Announced the issuance of two new U.S. patents, further solidifying the company’s M2M innovation leadership.  One patent enables a digital/analog management system for wireless customer premise equipment and the other patent enables more efficient messaging over a data network.

•	Received the 2011 North America Competitive Strategy Leadership award in the M2M communications market from Frost & Sullivan.

•	Awarded, along with QinetiQ North America, renewal of the Federal Emergency Management Agency (FEMA) contract for asset tracking services.

•
Led various M2M standardization activities, including organizing the international M2M conference at Georgia Institute of Technology in Atlanta, Georgia. In addition, the Company’s Chief Technology Officer was named chairman of the Global Standards Collaboration M2M Standardization Task Force.

•	Won two Gold Value Chain Awards from Connected World magazine and recognized in the list of their 100 most innovative M2M technology and connected device providers.

Mr. Nicolaides concluded, “Throughout the year, we introduced new products, forged promising alliances in growing markets, and drove global M2M standardization while being recognized with prestigious awards for our leadership and innovation. As the third party M2M solution experts, we continue to leverage our infrastructure to deliver creative and successful solutions to a broad range of customers."

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 9:00 a.m. Eastern Time. Please dial (866) 377-4015. Or if outside the U.S. and Canada, (904) 271-2003 to access the conference call at least five minutes prior to the 9:00 a.m. ET start time. A live webcast and replay of the call will also be available at http://www.numerex.com under the Investor Relations section.  An audio replay will be available via the Numerex web site beginning two hours after the call end.

About Numerex
Numerex Corp (NASDAQ: NMRX) is a leading provider of machine-to-machine (M2M) business services, technology, and products used in the development and support of M2M solutions for the enterprise and government markets worldwide. The Company offers Numerex DNA® that includes hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through Numerex FAST® (Foundation Application Software Technology). Customers typically subscribe to device management, network, and application services through hosted platforms. Business services enable the development of efficient, reliable, and secure solutions while simplifying and speeding up deployment through streamlined processes and comprehensive integration services. Numerex is ISO 27001 information security-certified. "Machines Trust Us®" represents the Company's focus on M2M data security, service reliability, and round-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring subscription revenues; the risks that a substantial portion of revenues derived from government contracts may be terminated by the government at any time; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances and partnerships will not yield substantial revenues; changes in financial and capital markets, and the inability to raise growth capital; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statement.

-continued-

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended		Q411 v Q410		Twelve Months Ended
	12/31/11	12/31/10	Change	% Change	12/31/11	12/31/10	Change	% Change
Net revenues:
Recurring subscription revenue and support	$10,366	$8,737	$1,629	19%	$38,649	$33,424	$5,225	16%
Embedded devices & hardware	4,486	5,925	(1,439)	-24%	18,563	23,285	(4,722)	-20%
Other services	315	256	59	23%	1,148	1,534	(386)	-25%
Total net revenues:	15,167	14,918	249	2%	58,360	58,243	117	0%
Cost of recurring subscription and support	4,191	3,369	822	24%	15,697	13,091	2,606	20%
Cost of embedded devices & hardware	3,756	4,790	(1,034)	-22%	15,726	18,746	(3,020)	-16%
Cost of other Services	238	127	111	87%	735	749	(14)	-2%
Gross Profit	6,982	6,632	350	5%	26,202	25,657	545	2%
	46.0%	44.5%			44.9%	44.1%
Sales and marketing expenses	2,471	1,573	898	57%	9,169	7,018	2,151	31%
General, administrative and legal expenses	2,409	4,913	(2,504)	-51%	9,197	12,511	(3,314)	-26%
Engineering and development expenses	749	888	(139)	-16%	2,726	3,148	(422)	-13%
Depreciation and amortization	774	839	(65)	-8%	3,114	3,381	(267)	-8%
Operating earnings	579	(1,581)	2,160	-137%	1,996	(401)	2,397	-598%
Interest expense	(81)	(30)	(51)	170%	(214)	(92)	(122)	133%
Other income	-	-	-	nm	16	(31)	47	-152%
Earnings before tax	498	(1,611)	2,109	-131%	1,798	(524)	2,322	-443%
Provision (benefit) for income tax	(194)	(217)	23	-11%	(56)	(143)	87	-61%
Net earnings	$692	$(1,394)	$2,086	-150%	$1,854	$(381)	$2,235	-587%

Basic earnings per common share	$0.05	$(0.09)			$0.12	$(0.03)
Diluted earnings per common share	$0.04	$(0.09)			$0.12	$(0.03)
Number of shares used in per share calculation
Basic	15,109	15,102			15,055	15,084
Diluted	15,657	15,102			15,710	15,084

-continued-

NUMEREX CORP.
Consolidated Balance Sheets
(In thousands)
	December 31,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,547	$10,251
Restricted cash	221	265
Accounts receivable, net of allowance of $236
at December 31, 2011 and $356 at December 31, 2010	7,011	6,518
Inventory net of provision of $578 at December 31, 2011 and $624 at December 31, 2010	7,057	4,820
Prepaid expenses and other current assets	957	1,926
TOTAL CURRENT ASSETS	24,793	23,780

Property and equipment, net	1,252	1,392
Software, net	3,388	3,115
Other intangibles, net	4,901	4,741
Other assets - long term	3,307	331
Goodwill, net	23,787	23,787
TOTAL ASSETS	$61,428	$57,146

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$8,239	$7,507
Other current liabilities	1,353	3,765
Note payable	1,200	-
Deferred revenues	1,317	1,864
Obligations under capital leases	237	447
TOTAL CURRENT LIABILITIES	12,346	13,583

LONG TERM LIABILITIES
Note payable - long term	4,500	-
Obligations under capital leases and other long-term liabilities	-	237
Other long term liabilities	346	608
TOTAL LONG TERM LIABILITIES	4,846	845

COMMITMENTS AND CONTINGENCIES (Note M)

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock - no par value, authorized 30,000,000, issued 16,691,255 shares at December 31, 2011 and 16,362,937 shares at December 31, 2010;
outstanding 15,142,943 shares at December 31, 2011 and 15,122,128 shares
at December 31, 2010	59,300	57,696
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Additional paid-in-capital	7,334	6,403
Treasury stock, at cost, 1,561,642 shares on December 31, 2011
and 1,240,89 shares on December 31, 2010	(8,136)	(5,239)
Accumulated other comprehensive earnings (loss)	(13)	-
Retained deficit	(14,249)	(16,142)
TOTAL SHAREHOLDERS' EQUITY	44,236	42,718
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$61,428	$57,146

Reconciliation of Non-GAAP net earnings

The following table reconciles non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP). These non-GAAP financials use net earnings before non-cash items and litigation related fees as an additional measure of our operating performance.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude non-cash items and litigation related expenses that we do not believe are indicative of the ongoing operating performance of our business. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.

The following table reconciles the specific items excluded from GAAP net earnings in the calculation Non-GAAP net income for the periods indicated below:

Reconciliation of Non-GAAP Measures
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Net earnings/loss	$692	$(1,394)	$1,854	$(381)

Non-cash compensation	436	187	1,231	938
Litigation related fees	169	2,412	338	3,025
Depreciation and amortization	774	839	3,114	3,381
Net earnings before non-recurring and non-cash items	$2,071	$2,044	$6,537	$6,963

Basic earnings per common share	$0.14	$0.14	$0.43	$0.46
Diluted earnings per common share	$0.13	$0.13	$0.42	$0.46
Number of shares used in per share calculation
Basic	15,109	15,102	15,055	15,084
Diluted	15,657	15,363	15,710	15,262

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